Exhibit 10.1

AGREEMENT AND SECOND AMENDMENT

TO SECOND AMENDED

AND RESTATED CREDIT AGREEMENT

THIS AGREEMENT AND SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated effective as of February 27, 2012, is made and entered into by and among LUFKIN INDUSTRIES, INC., a Texas corporation (“Lufkin”); LUFKIN FINANCE (US) LP, a Texas limited partnership (“Lufkin Finance”); the Lenders signing below; and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as a Lender, as the Issuing Bank, and as the Administrative Agent under the Credit Agreement referred to below (JPMCB, in such capacity, the “Agent”). Lufkin, Lufkin Finance, such Lenders and the Agent are herein sometimes collectively called the “Parties.”

Preliminary Statements

1. Lufkin, Lufkin Finance, certain financial institutions as lenders, the Agent, and JPMCB as a Lender and as Issuing Bank entered into a Second Amended and Restated Credit Agreement dated as of November 30, 2011 (the “2011 Credit Agreement”).

2. Effective December 5, 2011, Lufkin, Lufkin Finance, certain financial institutions as lenders, the Agent and JPMCB as a Lender and as the Issuing Bank entered into an Agreement and First Amendment to Second Amended and Restated Credit Agreement (the “First Amendment”).

3. The 2011 Credit Agreement, as amended by the First Amendment, is herein called the “Credit Agreement”.

4. The Parties wish to amend further the Credit Agreement, all as more fully hereinafter set forth.

Agreements

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, the Parties agree as follows:

1.	Amendment of Section 1.01.

A. There are hereby added to Section 1.01 of the 2011 Credit Agreement the following definitions:

“Second Amendment” means the Agreement and Second Amendment to Second Amended and Restated Credit Agreement dated February 27, 2012 among the Borrowers, the Lenders, the Administrative Agent and the Issuing Bank.

“Short-Term Liquidity Facility” means a credit facility providing for term loans to Lufkin in an aggregate amount not to exceed $25,000,000 and with a maturity of not more than 120 days.

“Short-Term Liquidity Loans” means any loans under the Short-Term Liquidity Facility.”

“Zenith” means Zenith Oilfield Technology Ltd., headquartered in Aberdeenshire, Scotland.

B. The following definitions in Section 1.01 of the Credit Agreement are amended to provide as follows:

“Net Cash Proceeds” means (a) in connection with any Asset Sale, any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding (or proceeding in lieu thereof) relating to any asset of Lufkin or its consolidated Subsidiaries, the proceeds thereof (including any proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of (i) amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such sale or such settlement or payment; (ii) amounts paid in relation to attorneys’ fees, accountants’ fees, investment banking fees, or other customary fees and expenses actually incurred in connection therewith and filing fees and stamp taxes; and (iii) taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); provided that evidence of each of (i), (ii) and (iii) is provided to the Administrative Agent in form and substance reasonably satisfactory to it, and (b) in connection with any issuance or sale of any debt securities or instruments or any Equity Interests or the incurrence of any loans by Lufkin or its consolidated Subsidiaries, the cash proceeds received from such issuance, sale or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“Pledged Collateral” has the meaning set forth in the Pledge Agreement and shall in any event include (a) 100% of the total Equity Interest of each Material Domestic Subsidiary and (b) 65% of the total Equity Interest in any First-Tier Foreign Subsidiary; and, after completion of the post-closing obligations in Section 5.15, Lufkin Romania and each other First-Tier Foreign Subsidiary.

2. Amendment of Section 2.12. Section 2.12 of the Credit Agreement is hereby amended to provide in its entirety as follows:

“SECTION 2.12 Mandatory Prepayments.

A. At all such times as the Short-Term Liquidity Facility exists and Short Term Facility Loans are outstanding, all Net Cash Proceeds of all issuances of equity or debt securities by Lufkin or any consolidated Subsidiary shall be applied upon receipt by Lufkin or such consolidated Subsidiary in the following order:

First, to repay Short-Term Liquidity Loans and all other Obligations, if any, in connection with the Short-Term Liquidity Facility;

Second, to repay the unpaid principal balance of the Revolving Loans; and

Third, an amount equal to fifty percent (50%) of all remaining Net Cash Proceeds shall be applied to prepay the Term Loans pro rata according to their respective outstanding principal amounts, such payments to be applied to the Term Loans in inverse order of their maturity.

B. At all such times as the Short-Term Liquidity Facility exists but no Short-Term Facility Loans are outstanding, for the first issuance of debt or equity securities, all Net Cash Proceeds of such issuance by Lufkin or any consolidated Subsidiary shall be applied upon receipt by Lufkin or such consolidated Subsidiary in the following order:

First, to repay the unpaid principal balance of the Revolving Loans; and

Second, an amount equal to fifty percent (50%) of all remaining Net Cash Proceeds shall be applied to prepay the Term Loans pro rata according to their respective outstanding principal amounts, such payments to be applied to the Term Loans in inverse order of their maturity.

C. At all other times:

(a) If at any time the aggregate of the Revolving Credit Exposures exceeds the total of the Revolving Commitments, Lufkin shall immediately pay to the Administrative Agent for the benefit of the Revolving Lenders the principal amount of any Revolving Loans and Swingline Loans then outstanding to the extent that (a) the aggregate Revolving Credit Exposures at such time exceed (b) the total of the Revolving Commitments at such time. Accrued and unpaid interest on the amount of the Loans so prepaid shall be due and payable at the time of such prepayment. If no Revolving Borrowings are outstanding and only LC Exposures remain, Lufkin shall deposit Cash Collateral in an account with the Administrative Agent pursuant to Section 7.02 in an aggregate amount equal to such excess.

(b) On or before each date which is three Business Days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 5.01(a) or Section 5.01(b) for the fiscal quarter of the Borrower with respect to which such prepayment is made are required to be delivered to the Administrative Agent for delivery to the Lenders and (ii) the date such financial statements are actually delivered to the Administrative Agent (commencing with the fiscal quarter ending on March 31, 2012), the Term Loans shall be reduced on a pro rata basis according to the outstanding principal balance of the Term Loans by (x) when the most recently determined Leverage Ratio is greater than 2.00 to 1.00, an amount equal to fifty percent (50%) of Excess Cash Flow for the four consecutive fiscal quarters then most recently ended, and (y) when the most recently determined Leverage Ratio is equal to or less than 2.00 to 1.00 but equal to or greater than 1.50 to 1.00, an amount equal to twenty-five percent (25%) of Excess Cash Flow for the four consecutive fiscal quarters then most recently ended. No prepayment shall be required when the most recently determined Leverage Ratio is less than 1.50 to 1.00.

(c) The Term Loans shall be reduced on a pro rata basis according to the outstanding principal balance of the Term Loans by:

(i) an amount equal to 100% of the Net Cash Proceeds of all Asset Sales received by a Borrower or any of its consolidated Subsidiaries and not reinvested within 180 days after receipt; and

(ii) an amount equal to 100% of the Net Cash Proceeds in connection with any issuance or sale of debt securities, preferred Equity Interests or instruments or incurrence of loans, in each case by a Borrower or any of its consolidated Subsidiaries, in each case upon receipt thereof by the applicable Borrower or such consolidated Subsidiary; and

(iii) an amount equal to fifty percent (50%) of the Net Cash Proceeds of all issuances of Equity Interests (other than preferred Equity Interests) by Lufkin or any of its consolidated Subsidiaries; provided, that in the case of such an issuance in connection with an acquisition by Lufkin or any of its consolidated Subsidiaries of Equity Interests in, or assets of, another Person, prepayment shall be required only of an amount equal to 50% of the Net Cash Proceeds remaining after application of such Net Cash Proceeds to such acquisition.

(d) The Term Loans shall be reduced on a pro rata basis according to the outstanding principal balance of the Term Loans by an amount equal to 100% of the proceeds of insurance received by either of the Borrowers or any of their respective consolidated Subsidiaries on account of the damage, destruction or loss of any Property and not reinvested in similar Property within 180 days after receipt.

(e) Payments of Term Loans pursuant to clause (b), (c) or (d) above shall be subject to Section 2.22 and shall be applied to the installments on the Term Loans in inverse order of their maturities.”

3. Amendment of Subsection 5.14(c). Subsection 5.14(c) of the Credit Agreement is hereby amended to provide in its entirety as follows:

(c) Agreement to Deliver Pledge Agreements. Within (i) thirty (30) Business Days after the creation or any acquisition by Lufkin or any of its Subsidiaries of a Material Domestic Subsidiary, or after an existing Subsidiary becomes a Material Domestic Subsidiary, or (ii) one hundred eighty (180) days after the creation or any acquisition by Lufkin or any of its Subsidiaries of a First-Tier Foreign Subsidiary or after an existing Subsidiary becomes a First-Tier Foreign Subsidiary, Lufkin shall execute and deliver, and cause the owner or owners of all of the Equity Interests (or, in the case of a Material Subsidiary that is a First-Tier Foreign Subsidiary, the owner or owners of not less than 65% of the Equity Interests) in such Material Subsidiary to execute and deliver, a Pledge Agreement, duly authorized and executed by Lufkin and each such other owner or owners, together with any certificates evidencing such Equity Interests, and all necessary consents and approvals, to the end that all of the Equity Interests and related Property (or, in the case of a Material Foreign Subsidiary, not less than 65% of the Equity Interests and related Property) in all Material Subsidiaries (other than Material Subsidiaries that are not First-Tier Foreign Subsidiaries) shall at all times secure all Obligations then or thereafter existing or arising. In connection therewith, Lufkin shall deliver, and shall cause each such owner or owners and each such Material Subsidiary to deliver, to the Administrative Agent with respect to such Material Subsidiary all of the materials described in clauses (n) and (o) of Section 4.01, evidence that each Material Domestic Subsidiary executing and delivering a Pledge Agreement pursuant to this Section has received good and adequate consideration for doing so, and all other such agreements, documents, instruments and other writings as may be necessary or desirable (in the opinion of the Administrative Agent) to create and perfect a valid first Lien on, pledge of and security interest in all such Equity Interests and related property and evidence satisfactory to the Administrative Agent that the entity granting such security interest has taken all corporate and other organizational action and obtained all consents necessary to approve and authorize its execution and delivery of such Pledge Agreement and the performance of its obligations thereunder and, if requested by the Administrative Agent, an opinion of counsel in form, scope and substance reasonably acceptable to the Administrative Agent.

4. Amendment of Section 6.01. Section 6.01 of the Credit Agreement is hereby amended to add to Section 6.01 the following subsections:

“(j) other unsecured Indebtedness in an aggregate principal amount not to exceed $250,000,000 at any one time outstanding and with a maturity no earlier than six months after the Maturity Date;

(k) Indebtedness under the Short-Term Liquidity Facility, not to exceed $25,000,000 in aggregate principal amount;

(l) unsecured Indebtedness of Zenith, not to exceed $20,000,000 (or its currency equivalent) in aggregate principal amount at any one time outstanding; and

(m) secured Indebtedness of Zenith not to exceed $2,000,000 (or its currency equivalent) in aggregate principal amount at any one time outstanding.”

5. Amendment of Section 6.02. Section 6.02 of the Credit Agreement is hereby amended to add to it the following additional subsection:

“(e) Liens on the Collateral securing Indebtedness permitted by Section 6.01(k) or 6.01(m).”

6. Amendment of Section 6.04. Subsection (d) of Section 6.04 is hereby amended, new subsections (e), (f), and (g) are added, all as follows:

“(d) Investments made by Lufkin in Newco, any Guarantor, or Lufkin Romania;

(e) Investments made by Lufkin in any consolidated Subsidiary (other than Newco, any Guarantor, or Lufkin Romania), not to exceed $50,000,000 in the aggregate at any one time outstanding;

(f) Investments made by Lufkin, directly or through one or more of its consolidated Subsidiaries, in Zenith, not to exceed 88,000,000 GBP (or its currency equivalent) in the aggregate at any one time outstanding; and

(g) Investments made by any consolidated Subsidiary to or in Lufkin, or by any consolidated Subsidiary (other than Newco or a Guarantor) to or in any other consolidated Subsidiary.”

Existing subsections (e) and (f) are renumbered as subsections (h) and (i), respectively.

7. Amendment of Section 7.01. Section 7.01 of the Credit Agreement is hereby amended to add to it the following subsection:

“(w) an Event of Default under the Short-Term Liquidity Facility.”

8. Amendment of Section 9.04(f). Section 9.04(f) of the Credit Agreement is hereby amended to provide in its entirety as follows:

“(f) Disclosure. Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section or in connection with the Short-Term Liquidity Facility, disclose to the assignee or participant or proposed assignee or participant or to any lender under the Short-Term Liquidity Facility or to the assignee or participant or proposed assignee or participant in any Short-Term Liquidity Loan any information relating to either of the Borrowers, any Loan Party, or any Subsidiary of either Borrower; provided that such assignee or participant or proposed assignee or participant is instructed that its review, copying or retention of such information will act as its agreement to be bound by Section 9.16.”

9. Amendment of Section 9.16. Section 9.16 of the Credit Agreement is hereby amended to provide in its entirety as follows:

“SECTION 9.16 Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders (on behalf of itself and each of its Affiliates) agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, members, managers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) to any lender under the Short-Term Liquidity and its and its Affiliates’ directors, officers, members, managers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (f) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the Short-Term Liquidity Facility or the enforcement of rights hereunder or thereunder, (g) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or under the Short-Term Liquidity Facility or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to either Borrower and its obligations, (h) with the consent of Lufkin, or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender or any lender under the Short-Term Liquidity Facility on a nonconfidential basis from a source other than the Borrowers. For the purposes of this Section, “Information” means all information received from either of the Borrowers or any of their respective Subsidiaries relating to either of the Borrowers or any of their respective Subsidiaries or any Loan Party or any of their respective businesses, other than any such information that is available to the Administrative Agent, the Issuing Bank, any Lender or any lender under the Short-Term Liquidity Facility on a nonconfidential basis prior to disclosure by either of the Borrowers; provided that, in the case of information received from either of the Borrowers, any of their respective Subsidiaries or any Loan Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Notwithstanding the foregoing, the Administrative Agent may provide information relating to the Loans to Gold Sheets, and other similar bank trade publications, with such information to consist of deal terms consisting of (i) the Borrowers’ names, (ii) principal loan amounts, (iii) interest rate, (iv) term length and (v) the Unused Commitment Fee Rate and other fees to the Lenders in the syndicate, the identity of their attorneys and other information customarily found in such publications.”

10. Conditions Precedent. This Amendment shall be effective as of the date set forth above, subject to the receipt by the Agent of

(a) counterparts of this Amendment, duly executed by each of the Parties;

(b) confirmation by Lufkin, Lufkin Finance and each of the other Guarantors and Loan Parties, in form and substance satisfactory to the Agent, of the continuing validity, enforceability and effectiveness of each of the Guaranty Agreement, the Lufkin Guaranty, the Assumption Agreement, and each Security Document, all notwithstanding the adoption of this Amendment;

(c) a favorable written opinion (addressed to the Agent and the Lenders) of Andrews Kurth LLP, counsel for Lufkin, in form and substance satisfactory to the Agent and its counsel and covering such matters relating to the Borrowers, the other Loan Parties, the Credit Agreement, the other Loan Documents, or the Transactions as the Agent shall reasonably request;

(d) such documents, resolutions, and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of each Borrower and each other Loan Party, the authorization of the transactions described in this Amendment by each Borrower and each other Loan Party, and any other legal matters relating to the Borrower or any other Loan Party, this Amendment or the transactions described in it, all in form and substance satisfactory to the Administrative Agent; and

(e) a certificate in respect of the name and signature of each officer of such Borrower and of each other Loan Party who is authorized to sign on its behalf this Amendment and any related Loan Document to which such Borrower or such Loan Party is a party.

11. Representations True; No Default. Lufkin and Lufkin Finance jointly and severally represent and warrant to the Lenders and the Agent that

(a) the representations and warranties contained in the Credit Agreement are true and correct on and as of the date of this Amendment as though made on and as of such date (except to the extent such representations and warranties expressly relate solely to an earlier date);

(b) no event has occurred and is continuing which constitutes a Default under the Credit Agreement; and

(c) this Amendment has been duly executed and delivered by Lufkin and Lufkin Finance and constitutes the legal, valid and binding obligations of Lufkin and Lufkin Finance, respectively, enforceable against Lufkin and Lufkin Finance in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

12. Ratification. Except as expressly amended hereby, the Credit Agreement, as hereby amended, and the other Loan Documents are in all respects ratified and confirmed as the legal, valid and binding obligations of Lufkin and Lufkin Finance and are, and shall continue to be, in full force and effect. Lufkin and Lufkin Finance hereby agree with the Lenders and the Agent, and acknowledge to the Lenders and the Agent, that all of the respective liabilities and obligations of Lufkin and Lufkin Finance and each of the other Loan Parties under the Credit Agreement and the other Loan Documents remain in full force and effect as of the date of this Amendment and after giving effect to it.

13. Definitions and References. Unless otherwise defined herein, terms used herein which are defined in the Credit Agreement shall have the meanings therein ascribed to them. The term “Agreement” as used in the Credit Agreement and the term “Credit Agreement” as used in the other Loan Documents or any other instrument, document or writing furnished to the Agent, the Issuing Bank or any Lender by or on behalf of Lufkin, Lufkin Finance or any Subsidiary shall mean the Credit Agreement as hereby amended.

14. Expenses; Additional Information. Lufkin shall pay to the Agent on demand all expenses (including reasonable counsel’s fees) incurred in connection with the preparation, reproduction, execution and delivery of this Amendment.

15. Severability. If any term or provision of this Amendment or the application thereof to any person or circumstances shall, to any extent, be deemed invalid or unenforceable, the remainder of this Amendment, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and this Amendment shall be valid and enforced to the fullest extent permitted by applicable law. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions thereof or affecting the validity or enforceability of such provision in any other jurisdiction and, to this end, the provisions of this Amendment are severable.

16. Miscellaneous. This Amendment (a) shall be binding upon and inure to the benefit of the Parties, the other Lenders (if any) and their respective successors, assigns, receivers and trustees; (b) may be modified or amended only in accordance with the Credit Agreement; (c) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA; (d) may be executed and delivered by facsimile or other electronic transmission (such as ..pdf) and may be executed in several counterparts, and by the Parties on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement, (e) embodies the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter, and (f) is a Loan Document. The headings herein shall be accorded no significance in interpreting this Amendment.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized officers effective as of the date written above.

LUFKIN INDUSTRIES, INC., a Texas corporation

By:	/s/ Christopher L. Boone
Christopher L. Boone
Chief Financial Officer and Vice President

LUFKIN FINANCE (US) LP, a Texas limited partnership

By:	Lufkin Finance II ULC,
an Alberta unlimited liability corporation, its General Partner

	Name:	/s/ Christopher L. Boone
Christopher L. Boone,
Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender, as Issuing Bank, and as Administrative Agent under the Credit Agreement

By:	/s/ Sallye Cielencki
Name:	Sallye Cielencki
Title:	VP / Underwriting

Lufkin Industries Agreement and Second Amendment to

Second Amended And Restated Credit Agreement

Signature page for Lender, Issuing Bank, and Administrative Agent

Lender and Co-Syndication Agent: BANK OF AMERICA, N.A.

By:	/s/ Charles Dale
Name:	Charles Dale
Title:	SVP

Lufkin Industries Agreement and Second Amendment to

Second Amended And Restated Credit Agreement

Signature page for Lender and Co-Syndication Agent

Lender and Co-Syndication Agent: WELLS FARGO BANK, N.A.

By:	/s/ J. C. Hernandez
Name:	J.C. Hernandez
Title:	Director

Lufkin Industries Agreement and Second Amendment to

Second Amended And Restated Credit Agreement

Signature page for Lender and Co-Syndication Agent

Lender and Documentation Agent: REGIONS BANK

By:	/s/ Michael Foster
Name:	Michael Foster
Title:	Vice President

Lufkin Industries Agreement and Second Amendment to

Second Amended And Restated Credit Agreement

Signature page for Lender and Documentation Agent

Lender: HSBC BANK USA, N.A.

By:	/s/ Ryan Smith
Name:	Ryan Smith
Title:	Vice President

Lufkin Industries Agreement and Second Amendment to

Second Amended And Restated Credit Agreement

Signature page for Lender

Lender: THE BANK OF NOVA SCOTIA

By:	/s/ John Frazell
Name:	John Frazell
Title:	Director

Lufkin Industries Agreement and Second Amendment to

Second Amended And Restated Credit Agreement

Signature page for Lender

Lender: WHITNEY BANK

By:
Name:
Title:

Lufkin Industries Agreement and Second Amendment to

Second Amended And Restated Credit Agreement

Signature page for Lender

Lender: BRANCH BANKING & TRUST COMPANY

By:	/s/ Matt McCain
Name:	Matt McCain
Title:	SVP

Lufkin Industries Agreement and Second Amendment to

Second Amended And Restated Credit Agreement

Signature page for Lender

Lender: COMPASS BANK

By:	/s/ Collis Sanders
Name:	Collis Sanders
Title:	Executive Vice President

Lufkin Industries Agreement and Second Amendment to

Second Amended And Restated Credit Agreement

Signature page for Lender

Lender: CAPITAL ONE, N.A.

By:	/s/ John W. Stam
Name:	John W. Stam
Title:	VP

Lufkin Industries Agreement and Second Amendment to

Second Amended And Restated Credit Agreement

Signature page for Lender